Exhibit 99.1

Fortune Brands Reports Second Quarter Sales and EPS Growth; Raises Midpoint of 2017 Annual EPS Range

Highlights from continuing operations reflect continued solid execution:

  Q2 2017 sales increased 5 percent year-over-year to $1.4 billion
  EPS $0.90; EPS before charges/gains increased 12 percent to $0.92
  Company raises bottom-end of full-year 2017 EPS outlook by 4 cents; EPS before charges/gains outlook now $3.04 - $3.12 on sales growth of 6 – 8 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--August 2, 2017--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced second quarter 2017 results.

“The home products market continued to grow in the second quarter, with strong growth in new construction and continued growth in repair and remodel—particularly at entry and mid-price points. Our teams grew operating margin across all businesses, and delivered exceptional sales growth in plumbing,” said Chris Klein, chief executive officer, Fortune Brands. “We remain on-track to achieve our 2017 outlook for sales and operating margin.”

Second Quarter 2017

For the second quarter of 2017, sales were $1.4 billion, an increase of 5 percent over the second quarter of 2016. Earnings per share were $0.90, compared to $0.80 in the prior-year quarter. EPS before charges/gains were $0.92, compared to $0.82 the same quarter last year. Operating income was $212.4 million, compared to $187.7 million in the prior-year quarter. Operating income before charges/gains was $215.6 million, compared to $191.7 million the same quarter last year, up 12 percent.

“In the second quarter, sales increased 6 percent for our home products businesses, and 7 percent excluding foreign currency. Importantly, our teams focused on profitable growth and increased total company operating margin before charges/gains by 100 basis points to 15.8 percent,” Klein said.

For each segment in the second quarter of 2017, compared to the prior-year quarter:

  Plumbing sales increased 15 percent and high single digits organically, with growth in all businesses. Operating margin before charges/gains was 23.8 percent.
  Cabinet sales increased 1 percent against a strong 17 percent prior year comparison. Growth was driven by strength in new construction and in-stock cabinets and vanities, partly offset by softness in higher-end repair and remodel and in Canada. Segment operating margin before charges/gains increased 70 basis points to 13.6 percent.
  Door sales increased 4.5 percent driven by new construction and operating margin before charges/gains increased 160 basis points to 16.9 percent.
  Security sales decreased 2 percent due primarily to shifts in the timing of sales. Operating margin before charges/gains increased 160 basis points to 15.0 percent.

Annual Outlook for 2017

The Company’s 2017 annual outlook continues to be based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. The Company expects full-year 2017 sales growth in the range of 6 to 8 percent.

The Company raised the midpoint of its full-year 2017 EPS outlook before charges/gains by two cents, with a new range of $3.04 to $3.12 versus the prior range of $3.00 to $3.12.

The Company also expects to generate free cash flow of approximately $450 million for the full year 2017.

“I am pleased with our teams’ performance in the second quarter and the demand for home products remains solid,” said Klein. “We remain focused on driving profitable growth in the second half of the year, and we continue to evaluate a healthy pipeline of potential acquisitions.”

CFO Transition

As previously announced on June 26, Fortune Brands appointed Patrick Hallinan as senior vice president and chief financial officer effective July 1, 2017. The Company’s former senior vice president and chief financial officer, Lee Wyatt, was named executive vice president effective July 1, and will retire at the end of 2017.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, ROHL and Riobel under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, net sales for the home products segments excluding impact of foreign exchange, operating margin before charge/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	% Change		2017	2016	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$653.4	$645.1	1	Cabinets	$1,227.0	$1,195.1	3
Plumbing	434.8	378.3	15	Plumbing	813.2	716.9	13
Doors	133.5	127.8	4	Doors	235.7	222.1	6
Security	143.7	146.6	(2)	Security	276.3	270.2	2
Total Net Sales	$1,365.4	$1,297.8	5	Total Net Sales	$2,552.2	$2,404.3	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended June 30,				Three Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$88.7	$83.5	6	Cabinets	$88.7	$83.5	6
Plumbing	103.4	87.7	18	Plumbing	103.3	87.1	19
Doors	22.6	19.6	15	Doors	22.5	19.6	15
Security	21.6	19.6	10	Security	18.6	16.2	15
Corporate:				Corporate:
General and administrative expense	(21.7)	(19.5)	(11)	General and administrative expense	(21.7)	(19.5)	(11)
Defined benefit plan income (b)	1.0	0.8	25	Defined benefit plan income (1)	1.0	0.8	25
Total Corporate Expenses	(20.7)	(18.7)	(11)	Total Corporate Expenses	(20.7)	(18.7)	(11)

Total Operating Income Before Charges/Gains	$215.6	$191.7	12	Total Operating Income (GAAP)	$212.4	$187.7	13

Earnings Per Share Before Charges/Gains (c)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.92	$0.82	12	Diluted EPS - Continuing Operations	$0.90	$0.80	13

EBITDA Before Charges/Gains (d)	$246.9	$221.1	12	Income from Continuing Operations, net of tax	$140.3	$125.1	12

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Six Months Ended June 30,				Six Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$135.7	$121.0	12	Cabinets	$135.7	$119.2	14
Plumbing	176.0	159.6	10	Plumbing	173.5	158.6	9
Doors	30.6	23.8	29	Doors	30.7	23.8	29
Security	36.6	31.1	18	Security	28.7	21.8	32
Corporate:				Corporate:
General and administrative expense	(43.3)	(40.8)	(6)	General and administrative expense	(43.3)	(40.9)	(6)
Defined benefit plan income (b)	2.0	1.6	25	Defined benefit plan income (1)	2.0	0.7	186
Total Corporate Expenses	(41.3)	(39.2)	(5)	Total Corporate Expenses	(41.3)	(40.2)	(3)

Total Operating Income Before Charges/Gains	$337.6	$296.3	14	Total Operating Income (GAAP)	$327.3	$283.2	16

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$1.45	$1.24	17	Diluted EPS - Continuing Operations	$1.39	$1.18	18

EBITDA Before Charges/Gains (d)	$401.5	$354.3	13	Income from Continuing Operations, net of tax	$217.7	$186.1	17

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$252.7	$251.5
Accounts receivable, net	595.7	550.7
Inventories	581.4	531.1
Other current assets	123.3	111.9
Total current assets	1,553.1	1,445.2

Property, plant and equipment, net	675.6	662.5
Goodwill	1,832.1	1,833.8
Other intangible assets, net of accumulated amortization	1,093.2	1,107.0
Other assets	99.4	80.0
Total assets	$5,253.4	$5,128.5

Liabilities and Equity
Current liabilities
Accounts payable	$397.0	$393.8
Other current liabilities	394.1	449.0
Total current liabilities	791.1	842.8

Long-term debt	1,391.9	1,431.1
Deferred income taxes	168.3	163.5
Other non-current liabilities	333.4	328.1
Total liabilities	2,684.7	2,765.5

Stockholders' equity	2,567.2	2,361.5
Noncontrolling interests	1.5	1.5
Total equity	2,568.7	2,363.0
Total liabilities and equity	$5,253.4	$5,128.5

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating Activities
Net income	$215.1	$186.1
Depreciation and amortization	64.0	59.8
Asset impairment charges	3.2	-
Recognition of actuarial losses	-	0.9
Deferred taxes	5.6	(25.0)
Loss on sale of product line	2.4	-
Other noncash items	21.9	18.3
Changes in assets and liabilities, net	(141.0)	(75.1)
Net cash provided by operating activities	$171.2	$165.0

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(59.5)	$(74.7)
Proceeds from the sale of assets	-	0.3
Proceeds from sale of product line	1.5	-
Cost of acquisitions, net of cash	(0.1)	(81.2)
Net cash used in investing activities	$(58.1)	$(155.6)

Financing Activities
(Decrease)/Increase in debt, net	$(40.0)	$432.4
Proceeds from the exercise of stock options	22.1	14.5
Treasury stock purchases	(32.7)	(362.7)
Dividends to stockholders	(55.3)	(49.0)
All other, net	(9.3)	(9.0)
Net cash (used) provided by financing activities	$(115.2)	$26.2

Effect of foreign exchange rate changes on cash	3.3	4.6

Net increase in cash and cash equivalents	$1.2	$40.2
Cash and cash equivalents at beginning of period	251.5	238.5
Cash and cash equivalents at end of period	$252.7	$278.7

FREE CASH FLOW	Six Months Ended June 30,		2017 Full Year
	2017	2016	Approximation

Free Cash Flow*	$133.8	$105.1	$450.0
Add:
Capital expenditures	59.5	74.7	135.0 - 140.0
Less:
Proceeds from the sale of assets	-	0.3	-
Proceeds from the exercise of stock options	22.1	14.5	25.0 - 30.0
Cash Flow From Operations (GAAP)	$171.2	$165.0	$560.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change

Net Sales	$1,365.4	$1,297.8	5	$2,552.2	$2,404.3	6

Cost of products sold	849.9	823.1	3	1,619.7	1,551.8	4

Selling, general
and administrative expenses	291.8	276.7	5	580.4	546.9	6

Amortization of intangible assets	8.0	6.6	21	16.1	13.1	23

Loss on sale of product line	2.4	-	100	2.4	-	100

Asset impairment charges	-	-	-	3.2	-	100

Restructuring charges	0.9	3.7	(76)	3.1	9.3	(67)

Operating Income	212.4	187.7	13	327.3	283.2	16

Interest expense	12.3	13.9	(12)	24.2	25.7	(6)

Other expense (income), net	0.9	(0.4)	325	0.1	(0.7)	114

Income from continuing operations before income taxes	199.2	174.2	14	303.0	258.2	17

Income taxes	58.9	49.1	20	85.3	72.1	18

Income from continuing operations, net of tax	$140.3	$125.1	12	$217.7	$186.1	17

Loss from discontinued operations, net of tax	(2.6)	-	(100)	(2.6)	-	(100)

Net income	$137.7	$125.1	10	$215.1	$186.1	16

Less: Noncontrolling interests	-	(0.1)	100	-	(0.1)	100

Net income attributable to
Fortune Brands Home & Security	$137.7	$125.2	10	$215.1	$186.2	16

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.90	$0.80	13	$1.39	$1.18	18

Diluted Average Shares Outstanding	156.6	157.2	-	156.4	158.3	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the second quarter of 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $0.8 million ($0.5 million after tax) of restructuring and other charges and a loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share).

For the six months ended June 30, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.7 million ($3.4 million after tax or $0.02 per diluted share) of restructuring and other charges, asset impairment charges of $3.2 million ($3.2 million after tax or $0.02 per diluted share) and the loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share).

For the second quarter of 2016, diluted EPS before charges/gains is net income including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $4.0 million ($2.8 million after tax or $0.02 per diluted share) of net restructuring and other charges, the impact of the write-off of prepaid debt issuance costs of $1.3 million ($0.8 million after tax) and a tax item of $0.8 million.

For the six months ended June 30, 2016, diluted EPS before charges/gains is net income including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $12.2 million ($8.4 million after tax or $0.06 per diluted share) of net restructuring and other charges, the impact of the write-off of prepaid debt issuance costs of $1.3 million ($0.8 million after tax), tax items of $1.1 million and actuarial losses of $0.9 million ($0.6 million after tax).

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations(c)	$0.92	$0.82	12	$1.45	$1.24	17

Restructuring and other charges	-	(0.02)	100	(0.02)	(0.06)	67
Asset impairment charges	-	-	-	(0.02)	-	-
Loss on sale of product line	(0.02)	-	-	(0.02)	-	-
Defined benefit plan actuarial losses	-	-	-	-	-	-
Tax item	-	-	-	-	-	-

Diluted EPS - Continuing Operations	$0.90	$0.80	13	$1.39	$1.18	18

RECONCILIATION OF FULL YEAR 2017 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.04 to $3.12 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.98 to $3.06 per share. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no additional gains or losses associated with its defined benefit plans.

(c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$246.9	$221.1	12	$401.5	$354.3	13

Depreciation *	$(24.2)	$(22.4)	(8)	$(47.9)	$(44.2)	(8)
Amortization of intangible assets	(8.0)	(6.6)	(21)	(16.1)	(13.1)	(23)
Restructuring and other charges	(0.8)	(4.0)	80	(4.7)	(12.2)	61
Interest expense **	(12.3)	(13.9)	12	(24.2)	(25.7)	6
Loss on sale of product line	(2.4)	-	(100)	(2.4)	-	(100)
Asset impairment charges	-	-	-	(3.2)	-	(100)
Defined benefit plan actuarial losses	-	-	-	-	(0.9)	100
Income taxes	(58.9)	(49.1)	(20)	(85.3)	(72.1)	(18)

Income from continuing operations, net tax	$140.3	$125.1	12	$217.7	$186.1	17

* Depreciation excludes accelerated depreciation of ($2.5) million for the six months ended June 30, 2016. Accelerated depreciation is included in restructuring and other charges.
** Interest expense includes the write-off of prepaid debt issuance costs of ($1.3) million for the three and six months ended June 30, 2016.

(d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring		Write-off of	Loss on sale	Before
	GAAP	and other	Tax Item	Prepaid Debt	of product line	Charges/Gains
	(unaudited)	charges		Issuance Costs		(Non-GAAP)

2017	SECOND QUARTER

Net Sales	$ 1,365.4	-	-	-	-

Cost of products sold	849.9	0.1	-	-	-
Selling, general & administrative expenses	291.8	-	-	-	-
Amortization of intangible assets	8.0	-	-	-	-
Loss on sale of product line	2.4	-	-	-	(2.4)
Restructuring charges	0.9	(0.9)	-	-	-

Operating Income	212.4	0.8	-	-	2.4	215.6

Interest expense	12.3	-	-	-	-
Other expense, net	0.9	-	-	-	-
Income from continuing operations before income taxes	199.2	0.8	-	-	2.4	202.4

Income taxes	58.9	0.3	-	-	(0.1)

Income from continuing operations, net of tax	$ 140.3	0.5	-	-	2.5	$ 143.3

Loss from discontinued operations	(2.6)	-	-	-	-

Net Income	137.7	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 137.7	0.5	-	-	2.5	$ 140.7

Income from continuing operations, net of tax
less noncontrolling interests	$ 140.3	0.5	-	-	2.5	$ 143.3

Diluted Average Shares Outstanding	156.6					156.6

Diluted EPS - Continuing Operations	0.90					0.92

2016

Net Sales	$ 1,297.8	-	-	-	-

Cost of products sold	823.1	(0.2)	-	-	-
Selling, general & administrative expenses	276.7	(0.1)	-	-	-
Amortization of intangible assets	6.6	-	-	-	-
Restructuring charges	3.7	(3.7)	-	-	-

Operating Income	187.7	4.0	-	-	-	191.7

Interest expense	13.9	-	-	(1.3)	-
Other income, net	(0.4)	-	-	-	-
Income from continuing operations before income taxes	174.2	4.0	-	1.3	-	179.5

Income taxes	49.1	1.2	(0.8)	0.5	-

Income from continuing operations, net of tax	$ 125.1	2.8	0.8	0.8	-	$ 129.5

Income from discontinued operations, net of tax	-	-	-	-	-

Net Income	125.1	-	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$ 125.2	2.8	0.8	0.8	-	$ 129.6

Income from continuing operations, net of tax
less noncontrolling interests	$ 125.2	2.8	0.8	0.8	-	$ 129.6

Diluted Average Shares Outstanding	157.2					157.2

Diluted EPS - Continuing Operations	0.80					0.82

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset		Write-off of	Loss on sale	Before
	GAAP	and other	plan actuarial	impairment	Tax Items	Prepaid Debt	of product line	Charges/Gains
	(unaudited)	charges	losses	charges		Issuance Costs		(Non-GAAP)

2017	YEAR TO DATE

Net Sales	$2,552.2	-	-	-	-	-	-

Cost of products sold	1,619.7	(0.9)	-	-	-	-	-
Selling, general & administrative expenses	580.4	(0.7)	-	-	-	-	-
Amortization of intangible assets	16.1	-	-	-	-	-	-
Loss on sale of product line	2.4	-	-	-	-	-	(2.4)
Asset impairment charges	3.2	-	-	(3.2)	-	-	-
Restructuring charges	3.1	(3.1)	-	-	-	-	-

Operating Income	327.3	4.7	-	3.2	-	-	2.4	337.6

Interest expense	24.2	-	-	-	-	-	-
Other expense, net	0.1	-	-	-	-	-	-
Income from continuing operations before income taxes	303.0	4.7	-	3.2	-	-	2.4	313.3

Income taxes	85.3	1.3	-	-	-	-	(0.1)

Income from continuing operations, net of tax	$217.7	3.4	-	3.2	-	-	2.5	$226.8

Loss from discontinued operations, net of tax	(2.6)	-	-	-	-	-	-

Net Income	215.1	-	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$215.1	3.4	-	3.2	-	-	2.5	$224.2

Income from continuing operations, net of tax
less noncontrolling interests	$217.7	3.4	-	3.2	-	-	2.5	$226.8

Diluted Average Shares Outstanding	156.4							156.4

Diluted EPS - Continuing Operations	1.39							1.45

2016

Net Sales	$2,404.3	-	-	-	-	-	-

Cost of products sold	1,551.8	(2.7)	(0.6)	-	-	-	-
Selling, general & administrative expenses	546.9	(0.2)	(0.3)	-	-	-	-
Amortization of intangible assets	13.1	-	-	-	-	-	-
Restructuring charges	9.3	(9.3)	-	-	-	-	-

Operating Income	283.2	12.2	0.9	-	-	-	-	296.3

Interest expense	25.7	-	-	-	-	(1.3)	-
Other income, net	(0.7)	-	-	-	-	-	-
Income from continuing operations before income taxes	258.2	12.2	0.9	-	-	1.3	-	272.6

Income taxes	72.1	3.8	0.3	-	(1.1)	0.5	-

Income from continuing operations, net of tax	$186.1	8.4	0.6	-	1.1	0.8	-	$197.0

Income from discontinued operations, net of tax	-	-	-	-	-	-	-

Net Income	186.1	-	-	-	-	-	-

Less: Noncontrolling interests	(0.1)	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$186.2	8.4	0.6	-	1.1	0.8	-	$197.1

Income from continuing operations, net of tax
less noncontrolling interests	$186.2	8.4	0.6	-	1.1	0.8	-	$197.1

Diluted Average Shares Outstanding	158.3							158.3

Diluted EPS - Continuing Operations	1.18							1.24

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,					Six Months Ended June 30,
	2017	2016	% Change			2017	2016	% Change
Net Sales (GAAP)
Cabinets	$653.4	$645.1	1			$1,227.0	$1,195.1	3
Plumbing	434.8	378.3	15			813.2	716.9	13
Doors	133.5	127.8	4			235.7	222.1	6
Security	143.7	146.6	(2)			276.3	270.2	2
Total Net Sales	$1,365.4	$1,297.8	5			$2,552.2	$2,404.3	6

Operating Income (loss)
Cabinets	$88.7	$83.5	6			$135.7	$119.2	14
Plumbing	103.3	87.1	19			173.5	158.6	9
Doors	22.5	19.6	15			30.7	23.8	29
Security	18.6	16.2	15			28.7	21.8	32
Corporate:
General and administrative expense	(21.7)	(19.5)	(11)			(43.3)	(40.9)	(6)
Defined benefit plan income (1)	1.0	0.8	25			2.0	0.7	186
Total Corporate expenses	(20.7)	(18.7)	(11)			(41.3)	(40.2)	(3)

Total Operating Income (GAAP)	$212.4	$187.7	13			$327.3	$283.2	16

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$88.7	$83.5	6			$135.7	$121.0	12
Plumbing	103.4	87.7	18			176.0	159.6	10
Doors	22.6	19.6	15			30.6	23.8	29
Security	21.6	19.6	10			36.6	31.1	18
Corporate:
General and administrative expense	(21.7)	(19.5)	(11)			(43.3)	(40.8)	(6)
Defined benefit plan income (b)	1.0	0.8	25			2.0	1.6	25
Total Corporate expenses	(20.7)	(18.7)	(11)			(41.3)	(39.2)	(5)

Total Operating Income Before Charges/Gains (a)	215.6	191.7	12			337.6	296.3	14
Restructuring and other charges (2) (3)	(0.8)	(4.0)	80			(4.7)	(12.2)	61
Asset impairment charge	-	-	-			(3.2)	-	(100)
Loss on sale of product line	(2.4)	-	(100)			(2.4)	-	(100)
Defined benefit plan actuarial losses (4)	-	-	-			-	(0.9)	100
Total Operating Income (GAAP)	$212.4	$187.7	13			$327.3	$283.2	16

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For Corporate, other charges incurred represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services. In addition, it includes estimated acquisition related inventory step-up expense in our Plumbing segment of $0.9 million for the six months ended June 30, 2017.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	%	$		%	$
Actual return on plan assets	10.0%	$46.6		(2.1)%	($18.2)
Expected return on plan assets	6.6%	37.2		6.8%	40.2
Discount rate at December 31:
Pension benefits	4.3%			4.6%
Postretirement benefits	3.4%			4.1%

(a) (b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended June 30,
	2017	2016	Change

CABINETS
Before Charges/Gains Operating Margin	13.6%	12.9%	70 bps
Operating Margin	13.6%	12.9%	70 bps

PLUMBING
Before Charges/Gains Operating Margin	23.8%	23.2%	60 bps
Restructuring & Other Charges	-	(0.2%)
Operating Margin	23.8%	23.0%	80 bps

DOORS
Before Charges/Gains Operating Margin	16.9%	15.3%	160 bps
Restructuring & Other Charges	-	-
Operating Margin	16.9%	15.3%	160 bps

SECURITY
Before Charges/Gains Operating Margin	15.0%	13.4%	160 bps
Restructuring & Other Charges	(0.4%)	(2.3%)
Loss on sale of product line	(1.7%)	-
Operating Margin	12.9%	11.1%	180 bps

FBHS
Before Charges/Gains Operating Margin	15.8%	14.8%	100 bps
Restructuring & Other Charges	(0.1%)	(0.3%)
Loss on sale of product line	(0.1%)	-
Operating Margin	15.6%	14.5%	110 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges and the loss on sale of operation divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN HOME PRODUCTS SEGMENTS NET SALES EXCLUDING THE IMPACT OF CURRENCY TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2017

HOME PRODUCTS SEGMENTS (CABINETS, PLUMBING & DOORS)
Percentage change in Home Products Segments Net Sales excluding the impact of currency Q2 2017	7%
Impact of currency Q2 2017	(1%)
Percentage change in Home Products Segments Net Sales (GAAP)	6%

Home Products Segments net sales excluding the impact of currency in Q2 2017 is net sales derived in accordance with GAAP excluding the Security segment of FBHS and the impact of foreign currency in Q2 2017. Management uses this measure to evaluate the overall performance of the Home Products businesses and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, asset impairment charges, the loss on the sale of product line and a tax item. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, the impact of an income tax item, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, asset impairment charges and the loss on the sale of product line. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, asset impairment charges, the loss on sale of product line, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com